Exhibit h.5.(xi)

AMENDMENT
TO
MASTER FUND SUB-ACCOUNTING AND
SUB-ADMINISTRATION AGREEMENT

This Amendment (the “Amendment”) to the Master Fund Sub-Accounting and Sub-Administration Agreement is made as of the close of business on the 20th day of November, 2009 by and between New York Life Investment Management LLC (“NYLIM”) and State Street Bank & Trust Company (the “Bank”).

WHEREAS, the parties hereto have entered into a Master Fund Sub-Accounting and Sub-Administration Agreement, as amended (the “Agreement”); and

WHEREAS, the parties hereto wish to amend Appendix A of the Agreement in order to revise the list of series/portfolios covered by the Agreement to reflect the changes of the names of the MainStay VP Capital Appreciation Portfolio, MainStay VP Developing Growth Portfolio and MainStay VP Total Return Portfolio and the liquidation and dissolution of the MainStay VP Mid Cap Growth Portfolio, MainStay VP Mid Cap Value Portfolio and MainStay VP Small Cap Growth Portfolio (each a “Liquidation” and, collectively, the “Liquidations”).

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.
Amendment of Appendix A.  Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto, effective at the close of business on November 20, 2009 with respect to the changes to portfolio names and with respect to each Liquidation upon its completion.

2.	Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

STATE STREET BANK & TRUST COMPANY

By:          /s/ Carol M. Lowd
Name: Carol M. Lowd
Title:   Senior Vice President

ECLIPSE FUNDS
ECLIPSE FUNDS INC.
ICAP FUNDS, INC.
MAINSTAY VP SERIES FUND, INC.
THE MAINSTAY FUNDS

By:          /s/ Stephen P. Fisher
Name: Stephen P. Fisher
Title: President

Appendix A
to
Master Fund Sub-Accounting and Sub-Administration Agreement
by and between
New York Life Investment Management LLC
and
State Street Bank & Trust Company
(as of the close of business on November 20, 2009)*

FUND	SERIES / PORTFOLIO

The MainStay Funds	Capital Appreciation Fund
Common Stock Fund
Convertible Fund
Diversified Income Fund
Equity Index Fund
Global High Income Fund
Government Fund
High Yield Corporate Bond Fund
Income Builder Fund
International Equity Fund
Large Cap Growth Fund
MAP Fund
Mid Cap Value Fund
Money Market Fund
Principal Preservation Fund
Small Cap Growth Fund
Tax Free Bond Fund

Eclipse Funds Inc.	130/30 Core Fund
130/30 Growth Fund
130/30 High Yield Fund
130/30 International Fund
Cash Reserves Fund
Conservative Allocation Fund
Epoch U.S. All Cap Fund
Floating Rate Fund
Growth Allocation Fund
Growth Equity Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Moderate Allocation Fund
Moderate Growth Allocation Fund
Retirement 2010 Fund
Retirement 2020 Fund
Retirement 2030 Fund
Retirement 2040 Fund
Retirement 2050 Fund
S&P 500 Index Fund
Short Term Bond Fund

FUND	SERIES / PORTFOLIO

Eclipse Funds	Balanced Fund
U.S. Small Cap Fund

ICAP Funds, Inc.	ICAP Equity Fund
ICAP Global Fund
ICAP International Fund
ICAP Select Equity Fund

MainStay VP Series Fund, Inc.	Balanced Portfolio
Bond Portfolio
Cash Management Portfolio
Common Stock Portfolio
Conservative Allocation Portfolio
Convertible Portfolio
Floating Rate Portfolio
Government Portfolio
Growth Allocation Portfolio
Growth Equity Portfolio
High Yield Corporate Bond Portfolio
ICAP Select Equity Portfolio
Income Builder Portfolio
International Equity Portfolio
Large Cap Growth Portfolio
Mid Cap Core Portfolio
Moderate Allocation Portfolio
Moderate Growth Allocation Portfolio
S&P 500 Index Portfolio
U.S. Small Cap Portfolio

MainStay Funds Trust	Epoch Global Choice Fund
Epoch Global Equity Yield Fund
Epoch International Small Cap Fund
Epoch U.S. Equity Fund

*
The removal of the MainStay VP Mid Cap Growth Portfolio, MainStay VP Mid Cap Value Portfolio and MainStay VP Small Cap Growth Portfolio is effective upon the completion of each respective Portfolio’s liquidation and dissolution, which commenced on November 20, 2009.